UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 28, 2023

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive	902 Broadway, Floor 20
Mississauga, Ontario, Canada L5K 1B1	New York, New York, USA 10010
(905) 403-6500	(212) 821-0100

(Address of principal executive offices, zip code, telephone numbers)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	IMAX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

IMAX Corporation (the “Company”) is filing this Current Report on Form 8-K to provide investors supplemental information related to a change in segment reporting in fiscal 2023. The Company is providing certain unaudited historical financial information, which has been recast to align with the new segment structure. This recast financial information is being provided to aid in comparability and has no impact on previously reported consolidated financial statements for any period.

Effective for the quarter ended March 31, 2023, the Company updated its reportable segments to two reportable segments: (i) Content Solutions and (ii) Technology Products and Services. The new reportable segments align with how the chief operating decision maker assesses segment performance and allocates resources. A summary of the reportable business segments under the new reporting structure follows:

1.

Content Solutions includes results associated with entertainment content that the Company curates for distribution for viewing in the network of the Company’s theater systems (“IMAX Systems”). Within this segment are the following two disaggregated revenue lines:

a.	Film Remastering & Distribution, which consists of revenue based on contingent box office receipts from film remastering and distribution (formerly termed DMR) agreements with studios; and

b.

Other Content Solutions, which consists of revenues associated with film distribution (distribution of documentary films, primarily to institutional theaters, and the distribution of exclusive live experiences), post-production and camera rentals.

2.

Technology Products and Services includes results associated with our system technology business, including sales, rentals, and maintenance. Within this segment are the following four disaggregated revenue lines:

a.

System Sales, which consists of (i) revenues from the sale of IMAX Systems to exhibitors through sale arrangements or long-term lease arrangements that for accounting purposes are classified as sales-type leases and (ii) after-market sales of IMAX System parts and 3D glasses;

b.

System Rentals, which consists of revenues from the operating lease arrangements of IMAX Systems to exhibitors, primarily through joint revenue sharing arrangements where the Company earns rent based on a percentage of contingent box office receipts (previously termed JRSA, contingent rent);

c.

Maintenance, which consists of revenues from the provision by the Company of maintenance services, as required in its contracts, over the life of the system contract in exchange for an annual maintenance fee paid by the exhibitor; and

d.	Finance Income, which consists of revenues recognized over the term of the sales-type lease or financed sale receivable associated with the sales of IMAX Systems.

The Company’s results that do not meet the criteria to be considered a reportable segment will be disclosed within All Other for segment reporting purposes, which principally includes revenues from IMAX Enhanced and SSIMWAVE Inc., a wholly-owned subsidiary of the Company.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited segment financial information.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date: March 28, 2023	By:	/s/ Natasha Fernandes
	Name:	Natasha Fernandes
	Title:	Chief Financial Officer and Executive Vice President

	By:	/s/ Elizabeth Gitajn
	Name:	Elizabeth Gitajn
	Title:	Senior Vice President, Finance and Controller

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